UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed statements of operations (the “Pro Forma Statements of Operations”) for the nine months ended September 30, 2018 and for the year ended December 31, 2017 reflect the historical consolidated Statements of Operations of Diversicare Healthcare Services, Inc. ("Diversicare" or the "Company") and the unaudited historical carve-out results of operations for the Diversicare of Fulton, LLC, Diversicare of Glasgow, LLC and Diversicare of Clinton, LLC centers. The Pro Forma Statements of Operations give effect to the dispositions as if they had been completed on January 1, 2017, the beginning of the earliest period presented. The accompanying unaudited pro forma condensed balance sheet (the “Pro Forma Balance Sheet”) as of September 30, 2018 reflects the unaudited historical consolidated balance sheets of Diversicare and the assets and liabilities related to the Diversicare of Fulton, LLC, Diversicare of Glasgow, LLC and Diversicare of Clinton, LLC centers, giving effect to the dispositions as if they had been completed on September 30, 2018.
The Pro Forma Statements of Operations do not include any material nonrecurring charges that might arise as a result of the dispositions, but do include adjustments for transaction-related costs that are factually supportable.
The accompanying statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of Diversicare would have been had the dispositions occurred on the dates assumed, nor are they necessarily indicative of Diversicare's future consolidated results of operations or consolidated financial position. The statements are based upon currently available information and estimates and assumptions that Diversicare management believes are reasonable as of the date hereof.
The accompanying statements have been developed from and should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes of Diversicare on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018 and Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 1, 2018, respectively.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2018
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Properties		Pro Forma
PATIENT REVENUES, net	$423,798	$(13,499)	(a)	$410,299
EXPENSES:
Operating	337,517	(10,219)	(a)	327,298
Lease and rent expense	41,202	—		41,202
Professional liability	8,890	(490)	(a)	8,400
General and administrative	24,971	(758)	(b)	24,213
Depreciation and amortization	8,692	(200)	(a)	8,492
Litigation contingency expense	6,400	—		6,400
Total expenses	427,672	(11,667)		416,005
OPERATING INCOME (LOSS)	(3,874)	(1,832)		(5,706)
OTHER EXPENSE:
Gain on sale of investment in unconsolidated affiliate	308	—		308
Interest expense, net	(4,996)	1,409	(g) (h)	(3,587)
Other income	115	—		115
Total other expense	(4,573)	1,409		(3,164)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,447)	(423)		(8,870)
BENEFIT (PROVISION) FOR INCOME TAXES	670	127	(c)	797
INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,777)	(296)		(8,073)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(1.22)			$(1.27)
Per common share – diluted
Continuing operations	$(1.22)			$(1.27)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,362			6,362
Diluted	6,362			6,362

See the accompanying notes to unaudited pro forma condensed financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Properties		Pro Forma
PATIENT REVENUES, net	$574,794	$(17,925)	(a)	$556,869
EXPENSES:
Operating	458,122	(12,935)	(a)	445,187
Lease and rent expense	54,988	—		54,988
Professional liability	10,764	(544)	(a)	10,220
General and administrative	33,311	(1,039)	(b)	32,272
Depreciation and amortization	10,902	(812)	(a)	10,090
Lease termination receipts	(180)	—		(180)
Total expenses	567,907	(15,330)		552,577
OPERATING INCOME (LOSS)	6,887	(2,595)		4,292
OTHER EXPENSE:
Gain on sale of investment in unconsolidated affiliate	733	—		733
Gain on bargain purchase	925	—		925
Hurricane costs	(232)	—		(232)
Interest expense, net	(6,369)	1,380	(g) (h)	(4,989)
Total other expense	(4,943)	1,380		(3,563)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,944	(1,215)		729
BENEFIT (PROVISION) FOR INCOME TAXES	(6,743)	315	(c)	(6,428)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,799)	(900)		(5,699)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.76)			$(0.91)
Per common share – diluted
Continuing operations	$(0.76)			$(0.91)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,279			6,279
Diluted	6,279			6,279

See the accompanying notes to unaudited pro forma condensed financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2018
(in thousands, except for par value)

	Historical Diversicare	Transaction Adjustments		Pro Forma
CURRENT ASSETS:
Cash and cash equivalents	$3,293	$—	(d)	$3,293
Receivables	65,927	—		65,927
Other receivables	1,551	—		1,551
Prepaid expenses and other current assets	3,829	—		3,829
Income tax refundable	862	—		862
Current assets of discontinued operations	20	—		20
Total current assets	75,482	—		75,482

PROPERTY AND EQUIPMENT, at cost	137,430	—		137,430
Less accumulated depreciation and amortization	(83,956)	—		(83,956)
Property and equipment, net	53,474	—		53,474

OTHER ASSETS:
Deferred income taxes	15,891	—		15,891
Deferred lease and other costs, net	279	—		279
Other noncurrent assets	7,503	—		7,503
Assets held for sale	13,299	(13,299)	(e)	—
Acquired leasehold interest, net	6,403	—		6,403
Total other assets	43,375	(13,299)		30,076
	$172,331	$(13,299)		$159,032

See the accompanying notes to unaudited pro forma condensed financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2018
(in thousands, except for par value)

	Historical Diversicare	Transaction Adjustments		Pro Forma
CURRENT LIABILITIES:
Current portion of long-term debt and capitalized lease obligations	$12,576	$—		$12,576
Trade accounts payable	14,146	—		14,146
Current liabilities of discontinued operations	461	—		461
Accrued expenses:
Payroll and employee benefits	20,131	—		20,131
Self-insurance reserves, current portion	13,051	—		13,051
Other current liabilities	8,361	—		8,361
Total current liabilities	68,726	—		68,726
NONCURRENT LIABILITIES:
Long-term debt and capitalized lease obligations, less current portion and deferred financing costs	77,308	(17,900) 287	(d) (h)	59,695
Self-insurance reserves, noncurrent portion	16,301	—		16,301
Deferred tax liability	6,400	—		6,400
Other noncurrent liabilities	5,134	—		5,134
Total noncurrent liabilities	105,143	(17,613)		87,530
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, authorized 20,000 shares, $.01 par value, 6,749 shares issued, and 6,517shares outstanding, respectively	68	—		68
Treasury stock at cost, 232 shares of common stock	(2,500)	—		(2,500)
Paid-in capital	23,267	—		23,267
Accumulated deficit	(23,432)	4,314	(f) (h)	(19,118)
Accumulated other comprehensive loss	1,059	—		1,059
Total shareholders’ equity (deficit)	(1,538)	4,314		2,776
	$172,331	$(13,299)		$159,032

See the accompanying notes to unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF TRANSACTION
On October 30, 2018, the Company entered into an Asset Purchase Agreement (the "Agreement") with Fulton Nursing and Rehabilitation LLC, Holiday Fulton Propco LLC, Birchwood Nursing and Rehabilitation LLC, Padgett Clinton Propco LLC, Westwood Nursing and Rehabilitation LLC, and Westwood Glasgow Propco (the "Buyers") to sell the assets and transfer the operations of Diversicare of Fulton, LLC, Diversicare of Clinton, LLC and Diversicare of Glasgow, LLC (the "Kentucky Properties"). On December 1, 2018, the Company completed the sale of the Properties with the Buyers for a purchase price of $18,700, subject to certain post-closing adjustments. This transaction did not meet the accounting criteria to be reported as a discontinued operation.

NOTE 2.    BASIS OF PRESENTATION

These statements have been derived from the historical consolidated financial statements of Diversicare on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018 and the historical condensed consolidated financial statements of Diversicare on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 1, 2018, and the unaudited historical carve-out financial statements related to the sold Kentucky Properties.

NOTE 3.    ADJUSTMENTS TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
Adjustments that are directly attributable to the disposition, factually supportable and expected to have a continuing impact are reflected in the pro forma financial statements. Pro forma adjustments are necessary to remove amounts related to the sold Kentucky Properties' assets and liabilities and the related carve-out results of operations, to adjust for costs directly related to the transaction, and to reflect the income tax effects related to the pro forma adjustments.
The accompanying statements have been prepared as if the acquisition was completed on September 30, 2018 for balance sheet purposes and January 1, 2017 for statements of operations purposes, and reflect the following adjustments:

(a)	This adjustment reflects the elimination of revenues, operating expenses, professional liability and depreciation and amortization expense related to the sold Kentucky Properties.

(b)
This adjustment reflects the elimination of general and administrative expenses, which represents management fees. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated subsequent to the sale.

(c)
This adjustment represents the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

(d)
This adjustment represents the receipt of cash consideration at the closing of the transaction, which was concurrently used to relieve debt. Such use of proceeds is required under the terms of the Company's Mortgage Line and Revolving Credit Facility. The proceeds are net of closing costs and taxes. Proceeds of $11,100 was applied to the Term Loan, $2,100 was applied to the Acquisition Line, and $4,700 was applied to the Revolving Credit Facility.

(e)	This adjustment reflects the elimination of the assets sold attributable to the Kentucky Properties.

(f)
This adjustment reflects the tax effected gain arising from the transaction as of December 1, 2018. This estimated gain has not been reflected in the pro forma consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

(g)
This adjustment reflects the estimated reduction in interest expense as if the consideration from the sale was used to repay debt on January 1, 2017. The pro forma adjustment was calculated using the historical interest rate for the periods presented.

(h)
This adjustment reflects the estimated reduction in the deferred financing costs and related amortization expense resulting from the mortgage debt repayment discussed in adjustment (d) as if the transaction occurred on January 1, 2017.